UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 15, 2017

                                 AMERICANN, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     000-54231                 27-4336843
  --------------------------        -----------------         ----------------
 (State or other jurisdiction     (Commission File No.)     (IRS Employer
  of incorporation)                                          Identification No.)

                          3200 Brighton Blvd., Unit 144
                                Denver, CO 80216
                    ---------------------------------------
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (303) 862-9000


          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 8.01. Other Events

     On March 23, 2017, AmeriCann, Inc.'s CEO, Tim Keogh, will be a panelist at a summit organized by Jeffries, LLC, a Global Investment Banking Firm, in San Francisco, CA. The private event will consist of 1-on-1 meetings with institutional investors and an expert panel presentation by leading public and private companies operating in the emerging cannabis industry.

     On March 17, 2017, AmeriCann retained the services of a Maryland-based government affairs firm to assist in identifying opportunities and monitoring legislative and regulatory changes in Maryland's medical marijuana market.

Item 1.01.  Entry Into a Material Definitive Agreement

     On July 31, 2014, AmeriCann closed on an all cash purchase of a five-acre parcel of land located in Denver, Colorado. The total purchase price for the property was $2,250,000. The property is currently zoned for cannabis cultivation and processing by the City and County of Denver and serves as collateral for a $990,000 loan which was payable on March 15, 2017. On March 15, 2017 the maturity date of the loan was extended to March 15, 2018. The interest rate on the loan, 18% per year, remained the same.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2017
                                      AMERICANN, INC.


                                      By:  Timothy Keogh
                                           -------------------------------
                                          Timothy Keogh, Chief Executive Officer